Exhibit 99.2

FINAL IBR employee message related to the offer being filed

Taking Our Offer to Cadbury Shareholders

Today, we took the next step toward acquiring Cadbury plc. As you know, we announced a formal offer on November 9th. We now have to provide the formal offer documents to the Cadbury shareholders.

Under the offer, Cadbury shareholders are entitled to receive 300 pence in cash and 0.2589 new Kraft Foods shares for each Cadbury share. You may note that this offer is the same as what we proposed back in September. That’s because we have learned nothing since then that fundamentally changes our opinion of what Cadbury is worth to us. We believe our offer is fair and attractive, while simultaneously allowing us to meet the criteria we’d set regarding financial discipline.

As I said in our news release (http://phx.corporate-ir.net/phoenix.zhtml?c=129070&p=irol-newsArticle&ID=1362118&highlight=) issued this morning, we remain confident that the unique combination of Kraft Foods and Cadbury would create a significant growth opportunity for both businesses. That’s why we believe accepting our offer is in the best interest of both companies’ shareholders.

You can read more about our offer on our special internet site (www.transactioninfo.com/kraftfoods/).

What’s next? Cadbury’s Board will publish its formal response to our offer and Cadbury’s shareholders will need to decide whether to accept our offer. Throughout this period, the Kraft Foods team will be working hard to ensure a successful outcome.

We anticipate that media coverage will heat up as we enter this phase of the process. Some of the coverage will be positive for Kraft Foods and some will not. That’s expected. But, we can’t let outside opinions and speculation distract us. The end of the year will be here before we know it.

Let’s stay focused on finishing the year strong and setting ourselves up for a great start to 2010. As I’ve said before, staying focused on our business is the most important thing we can all do to ensure we reach top-tier financial performance, with or without Cadbury. I know I can count on you.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements regarding our offer to combine with Cadbury plc. Such statements include, but are not limited to, statements about the benefits of the proposed combination and other such statements that are not historical facts, which are or may be based on our plans, estimates and projections. These forward-looking statements involve risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those indicated in any such forward-looking statements. Such factors include, but are not limited to, failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to our offer, and the risk factors set forth in our filings with the US Securities and Exchange Commission

(“SEC”), including the registration statement on Form S-4 filed by us in connection with our offer, our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this document, except as required by applicable law or regulation.

ADDITIONAL US-RELATED INFORMATION

This document is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Cadbury plc or Kraft Foods. Kraft Foods has filed a registration statement and tender offer documents with the SEC in connection with the offer. Cadbury plc shareholders should read those filings, and any other filings made by Kraft Foods with the SEC in connection with the proposed combination, as they will contain important information. Those documents, when filed, as well as Kraft Foods’ other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at Kraft Foods’ website at www.kraftfoodscompany.com.

RESPONSIBILITY STATEMENT

The directors of Kraft Foods each accept responsibility for the information contained in this document, save that the only responsibility accepted by them in respect of information in this document relating to Cadbury plc or the Cadbury Group (which has been compiled from public sources) is to ensure that such information has been correctly and fairly reproduced and presented. Subject as aforesaid, to the best of the knowledge and belief of the directors of Kraft Foods (who have taken all reasonable care to ensure that such is the case), the information contained in this document is for which they accept responsibility in accordance with the facts and does not omit anything likely to affect the import of that information.

PROFIT FORECAST

Nothing in this document is intended to be a profit forecast and the statements in this document should not be interpreted to mean that the earnings per Kraft Foods share for the current or future financial periods will necessarily be greater than those for the relevant preceding financial period.